UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

CLEAR CHANNEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

9.0% Priority Guarantee Notes Due 2021

On February 23, 2011, Clear Channel Communications, Inc. (the “Company”) completed the sale to several initial purchasers represented by Goldman, Sachs & Co. and Citigroup Global Markets Inc. (the “Initial Purchasers”) of $1,000,000,000 in aggregate principal amount of its 9.0% Priority Guarantee Notes due 2021 (the “Notes”). The Initial Purchasers subsequently sold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Company used the net proceeds from the offering, together with cash on hand, to repay a portion of indebtedness outstanding under the Company’s senior secured credit facilities, to pay fees and expenses incurred in connection with amendments to the Company’s senior secured credit facilities and its receivables based credit facility and to pay fees and expenses in connection with the offering. The Company will also use the net proceeds from the offering to repay at maturity $500.0 million of the Company’s 6.25% Senior Notes due 2011, which mature on March 15, 2011.

Indenture

The Notes were issued pursuant to an indenture, dated as of February 23, 2011 (the “Indenture”), among the Company, Clear Channel Capital I, LLC, the subsidiary guarantors named therein (collectively with Clear Channel Capital I, LLC, the “Guarantors”), Wilmington Trust FSB, as trustee, and the other agents named therein. The Notes mature on March 1, 2021 and bear interest at a rate of 9.0% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2011. The Notes are the Company’s senior obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Guarantors. The Notes and the Guarantors' obligations under the guarantees are secured by (1) a lien on (a) the capital stock of the Company and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing certain legacy notes of the Company), in each case equal in priority to the liens securing the obligations under the Company's senior secured credit facilities, subject to certain exceptions, and (2) a lien on the accounts receivable and related assets securing the Company's receivables based credit facility junior in priority to the lien securing the Company's obligations thereunder, subject to certain exceptions.

The Company may redeem the Notes at its option, in whole or part, at any time prior to March 1, 2016, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the Notes, in whole or in part, on or after March 1, 2016, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 1, 2014, the Company may elect to redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of the Company’s existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of the Company’s assets. The Indenture contains covenants that limit Clear Channel Capital I, LLC's and the Company's ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the notes collateral agent and the holders of the Notes. The Indenture also provides for customary events of default.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Amended and Restated Credit Agreement

On February 15, 2011, the Company entered into the Amendment and Restatement Agreement, dated as of February 15, 2011, to the Credit Agreement, dated as of May 13, 2008, among the Company, Clear Channel Capital I, LLC, the subsidiary co-borrowers and foreign subsidiary borrowers named therein, Citibank, N.A., as Administrative Agent, and the lenders from time to time party thereto and the other agents party thereto, to amend and restate its senior secured cash flow-based credit facilities (the “Amendment”). On February 23, 2011, upon the satisfaction of all conditions set forth in the Amendment, the Amended and Restated Credit Agreement (the “Amended Credit Agreement”), dated as of February 23, 2011, by and among the Company, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Clear Channel Capital I, LLC, Citibank, N.A., as Administrative Agent, and the lenders from time to time party thereto and the other agents party thereto, became effective. The Amended Credit Agreement, among other things, permits the Company to request future extensions of the maturities of its senior secured cash flow-based credit facilities, provides the Company with greater flexibility in the use of its accordion provisions, provides the Company with greater flexibility to incur new debt, provided that such new debt is used to pay down senior secured credit facility indebtedness, and provides greater flexibility for the Company’s indirect subsidiary Clear Channel Outdoor Holdings, Inc. and its subsidiaries to incur new debt (provided the incurrence of that new debt is otherwise permitted to be incurred by such subsidiaries).

The foregoing is only a summary of the material terms of the Amended Credit Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Registration Rights Agreement

On February 23, 2010, in connection with the private placement of the Notes, the Company, the Guarantors and the Initial Purchasers entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission within 210 days after the date of the initial issuance of the Notes, a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to consummate such exchange offer within 270 days after the date of the initial issuance of the Notes; and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the Notes, up to a maximum additional interest rate of 0.50% per annum.

The foregoing is only a summary of the material terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On February 23, 2011, the Company issued a press release that publicly announced the issuance of the Notes. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of February 23, 2011, among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the other guarantors party thereto, Wilmington Trust FSB, as Trustee, and the other agents party thereto.

4.2	Exchange and Registration Rights Agreement, dated February 23, 2011, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, certain subsidiary guarantors named therein and the initial purchasers named therein.

10.1	Amended and Restated Credit Agreement, dated as of February 23, 2011, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Clear Channel Capital I, LLC, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto.

99.1	Press Release of Clear Channel Communications, Inc. dated February 23, 2011 Announcing the Closing of Priority Guarantee Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: February 24, 2011	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of February 23, 2011, among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the other guarantors party thereto, Wilmington Trust FSB, as Trustee, and the other agents party thereto.

4.2	Exchange and Registration Rights Agreement, dated February 23, 2011, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, certain subsidiary guarantors named therein and the initial purchasers named therein.

10.1	Amended and Restated Credit Agreement, dated as of February 23, 2011, by and among Clear Channel Communications, Inc., the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Clear Channel Capital I, LLC, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto.

99.1	Press Release of Clear Channel Communications, Inc. dated February 23, 2011 Announcing the Closing of Priority Guarantee Notes Offering.